UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2012 (May 11, 2012)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Five Radnor Corporate Center, Suite 500

100 Matsonford Road, Radnor, Pennsylvania 19087

(Address of principal executive office) (Zip Code)

(610) 975-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 11, 2012, Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource Finance Corporation II (“Finance Co” and, together with the Partnership, the “Issuers”), Penn Virginia Resource GP, LLC (the “General Partner”) and subsidiaries of the Issuers named therein (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with RBC Capital Markets LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), to sell an aggregate of $600,000,000 principal amount of the Issuers’ 8.375% Senior Notes due 2020 (the “Notes”) to the Initial Purchasers in a private placement (the “Offering”). The Notes will be unconditionally guaranteed by the Guarantors. The Offering is expected to close on May 17, 2012.

A copy of the Purchase Agreement is attached hereto as Exhibit 1.1, is incorporated herein by reference and is hereby filed. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Affiliates of each of the Initial Purchasers are also lenders under the Partnership’s revolving credit facility (the “Revolver”). A substantial portion of the net proceeds of the Offering will be used to repay a portion of the borrowings outstanding under the Revolver. In addition, Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, which is one of the Initial Purchasers, will be the trustee under the indenture governing the Notes (the “Trustee”).

The Initial Purchasers and their affiliates have provided in the past to the Issuers and their affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for the Issuers and their affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Initial Purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Issuers’ debt or equity securities or loans.

The Notes and the related guarantees were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Purchase Agreement, dated May 11, 2012, by and among Penn Virginia Resource Partners, L.P., Penn Virginia Resource Finance Corporation II, Penn Virginia Resource GP, LLC, the subsidiaries of Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation II named therein and RBC Capital Markets LLC, as representative of the initial purchasers named therein, relating to the 8.375% Senior Notes due 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By: Penn Virginia Resource GP, LLC Its General Partner

Dated: May 16, 2012	By:	/s/ BRUCE D. DAVIS, JR.
	Name:	Bruce D. Davis, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated May 11, 2012, by and among Penn Virginia Resource Partners, L.P., Penn Virginia Resource Finance Corporation II, Penn Virginia Resource GP, LLC, the subsidiaries of Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation II named therein and RBC Capital Markets LLC, as representative of the initial purchasers named therein, relating to the 8.375% Senior Notes due 2020

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